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                                                                EXHIBIT 23


                   CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 12, 2004, (except for note 21(iii) as to which the date is March 26, 2004) with respect to the consolidated financial statements of TOUCHTUNES MUSIC CORPORATION as at December 31, 2003 and 2002 and for the years then ended included in this report on Form 10-KSB of TouchTunes Music Corporation to be filed to the Securities and Exchange Commission dated March 30, 2004.


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
Montreal, Canada                            ERNST & YOUNG, LLP
March 30, 2004                           Chartered Accountants
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